EXHIBIT 3.1

FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS

2007 MAY 30 PM 2:26

Articles of Amendment
to
Articles of Incorporation
of

Phinder Technologies, Inc.

(Name of corporation as currently filed with the Florida Dept. of State)

P07000007738

(Document number of corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

NEW CORPORATE NAME (if changing):

Zupintra Corporation, Inc.

(Must contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or "Co.")
(A professional corporation must contain the word "chartered", "professional association," or the abbreviation "P.A.")

AMENDMENTS ADOPTED- (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)

(Attach additional pages if necessary)

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (If not applicable, indicate N/A)

N/A

(continued)

EXHIBIT 3.1

The date of each amendment(s) adoption: May 25, 2007

Effective date if applicable: May 25, 2007
(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

☑ The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval by
______________________________."
(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signature ______________________________
(By a director, president or other officer - if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

John van Arem
(Typed or printed name of person signing)

President & CEO
(Title of person signing)

FILING FEE: $35

Exhibit 3.1

State of Florida

Department of State

I certify the attached is a true and correct copy of the Articles of Amendment, filed on May 30, 2007, to Articles of Incorporation for PHINDER TECHNOLOGIES, INC. which changed its name to ZUPINTRA CORPORATION, INC., a Florida corporation, as shown by the records of this office.

The document number of this corporation is P07000007738.

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capitol, this the
Eleventh day of June, 2007

Kurt S. Browning
Secretary of State

GREAT SEAL OF THE STATE OF FLORIDA
IN GOD WE TRUST

CR2E022 (01-07)